As filed with the Securities and Exchange Commission on September 5, 2000
 -------------------------------------------------------------------------------
                                                          Registration No. 333

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------
                                  FORM S-3
                       REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                    -----------------------------------
                            CLICKACTION INC
            (Exact name of registrant as specified in its charter)
                   ----------------------------------------
    Delaware                                             77-0195362
(State of Incorporation)                  (I.R.S. Employer Identification No.)


                          2197 EAST BAYSHORE ROAD
                           PALO ALTO, CA 94303
                             (650) 473-3600

   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                             GREGORY W. SLAYTON
                              CLICKACTION INC
                            2197 East Bayshore Road
                              Palo Alto, CA 94303
                               (650) 473-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -----------------
                                Copies to:
                             	IAIN MICKLE, ESQ.
                             	JOHN P. COOK, ESQ.
                         	DENNIS E. MICHAELS, ESQ.
                   	Orrick, Herrington & Sutcliffe LLP
                        400 Capitol Mall, Suite 3000
                            Sacramento, CA 95814
                               (916) 447-9200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                         -------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
f any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following Box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
===============================================================================
Title of Class    Amount to  Proposed Maximum    Proposed Maximum  Amount of
of Securities        be      Offering Price per  Registration Fee  Registration
to be Registered  Registered    Share (1)            Price (1)       Fee
--------------------------------------------------------------------------------
Common Stock,
$0.001 par
value             716,646         $13.00           $9,316,398          $2,460
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Common stock on the Nasdaq National Market on August 31, 2000. It is not known how many shares will be purchased under this registration statement or at what price such shares will be purchased.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[Red Herring Legend]
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

===========================================================================
                              SUBJECT TO COMPLETION, - SEPTEMBER 5, 2000


Prospectus
September ___, 2000


                                  CLICKACTION
                                 716,646 SHARES
                                 COMMON STOCK
              OFFERED BY CERTAIN SELLING STOCKHOLDERS


The Selling Stockholders:

     The selling stockholders identified in this prospectus are offering up to 716,646 shares of our common stock. We sold the shares to the selling stockholders on June 8, 2000, June 9, 2000, June 15, 2000, June 18, 2000, June 26, 2000, June 29, 2000 and July 6, 2000 in a series of private transactions.
We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

Offering Price:

     The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell their shares in the section titled "Plan of Distribution" on page 15.

Trading Market:

Our common stock is listed on the Nasdaq National Market under the symbol "CLAC." On August 31, 2000, the closing sale price of our common stock, as reported on the Nasdaq National Market, was $13.00.

Risks:

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5.

--------------------------------------------------------------------------------
The shares offered or sold under this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                              TABLE OF CONTENTS
                                                                         Page
Prospectus Summary                                                          3
Selected Financial Data                                                     4
Risk Factors                                                                5
Special Note Regarding Forward-Looking Statements                          13
Where You Can Get More Information                                         13
Use Of Proceeds                                                            14
Selling Stockholders                                                       14
Plan Of Distribution                                                       15
Legal Matters                                                              17
Experts                                                                    17

                             PROSPECTUS SUMMARY

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with infor-mation different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell and seeking offers to buy the shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

The following is a short summary of our business. You should carefully read the "Risk Factors" section of this prospectus and our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1999 for more information on our business and the risks involved in investing in our stock. In addition to the historical information contained in this prospectus, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Our actual results could differ materially from our expectations. Factors that could cause or contribute to such differences are discussed in "Risk Factors" below and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in our Annual Report.

We are a leading provider of permission-based email relationship management, or ERM, products and services that enable businesses to develop and enhance one-to-one customer relationships through targeted email marketing campaigns. Our ERM solution is permission-based, which means that our clients send emails only to customers and potential customers who have provided their email addresses and explicitly asked to receive information on specific subjects, brands, services or products. Our clients typically use our ERM solution to send content rich emails that inform these customers about new products, sales and promotions, specified items of interest and corporate events.

Our ERM solution also allows our clients to collect and profile customer data and, based on this information, personalize their permission-based email marketing campaigns. Because our clients are provided with real-time access to the results of each email marketing campaign, they can easily test the effectiveness of each promotion prior to full-scale deployment and they can make adjustments to increase the response rate of future email marketing campaigns. Since implementing our email marketing strategy in August 1999, we have developed and executed thousands of email marketing campaigns for over 200 clients, including Nabisco and Sarah Lee.

Since our incorporation in 1986, we have also offered a desktop software product line consisting of a family of desktop software applications specifically tailored to address the sales and marketing needs of small businesses and home offices. Our desktop products provide users with powerful, easy-to-learn and easy-to-use tools for mail list management, postage savings and the creation of brochures, stationery and postcards. Revenues generated from our sale of desktop software products represented 94.9%, 75.5% and 70.3% of our total revenues for the year ended December 31, 1999, the six months June 30, 2000 and the three months ended June 30, 2000, respectively. We expect this percentage to continue to decrease as the revenues from our ERM business increases at a higher rate.

We are a Delaware corporation. Our principal offices are located at 2197 East Bayshore Road, Palo Alto, CA 94303, and our telephone number is
(650) 473-3600. In this prospectus, "ClickAction," "we" and "our" refer to ClickAction Inc. unless the context otherwise requires.

                          SELECTED FINANCIAL DATA

The following selected financial data has been adjusted to reflect a two- for-one stock spilt, effected in the form of a stock dividend to all holders of our common stock on April 20, 2000.


                      ClickAction Inc. and Subsidiary
                    Consolidated Statements of Operations

                                               Years Ended December 31,
                                  ---------------------------------------------
                                     1999              1998            1997
                                  -------------   -------------   --------------
                                       (in thousands, except per share data)
Net revenues                      $ 21,264,986      $ 15,044,637   $ 12,353,090
Cost of revenues                     6,046,300         4,200,746      5,737,570
                                  ------------      ------------   ------------
Gross profit                        15,218,686        10,843,891      6,615,520
                                  ------------      ------------   -------------

Operating expenses:
  Product development                3,442,070         1,997,355      2,221,712
  Sales and marketing               10,776,215         6,149,935      6,356,201
  General and administrative         3,206,298         2,678,934      2,190,461
  Restructuring charge                     ---               ---        193,000
  Merger-related expense               231,674               ---           ---
                                   -----------       -----------   ------------
  Total operating expenses          17,656,257        10,826,224     10,961,374
                                   -----------       -----------   ------------


  Operating (loss) income           (2,437,571)           17,667     (4,345,854)

Interest income                        232,920           238,860        309,240

(Loss) income before income
taxes                               (2,204,651)          256,527     (4,036,614)

Income tax expense                      18,641            36,627           ---
                                  -------------     -------------  -------------
Net (loss) income                 $ (2,223,292)     $    219,900   $ (4,036,614)
                                  =============     =============  ============

Basic net (loss) income
per share                         $    (0.22)       $      0.02    $     (0.47)
                                 ==============     ============   ============

Shares used in computing basic
net (loss) income per share        10,022,390         9,306,040       8,575,796
                                 =============       ===========   ===========

Diluted net (loss) income
per share                         $    (0.22)        $     0.02    $     (0.47)
                                 =============       ===========   ============

Shares used in computing
diluted net (loss) income
per share                         10,022,390         10,151,430       8,575,796
                                 =============       ==========     ===========


                                 RISK FACTORS

You should carefully consider the following risk factors, and all other information contained and incorporated by reference in this prospectus, before you decide to purchase shares of our common stock. The risks described below are not the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described in the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline, and you may lose all or part of your investment.

          Risks Related to our Email Relationship Management Business

Our business and future prospects are difficult to evaluate because we have a limited operating history in email marketing.

Following our acquisition of MarketHome in August 1999, we shifted our strategic focus to Web-based email marketing products and services. During the six months ended June 30, 2000, only 24.5% of our total revenues were derived from the licensing of our email relationship management software and the sale of related services. Therefore, we have a limited operating history in email marketing upon which you can evaluate our business and future prospects. In addition, our management does not have past experience in email marketing. Together, these influences make predicting our future operating results difficult.

If email marketing is not widely accepted or if use of the Internet by consumers does not continue to grow, there will be a decreased demand for our email marketing products and services and our business will suffer as a result.

The market for email marketing products and services is new and rapidly evolving. If email marketing does not gain widespread acceptance as a means of marketing to, and communicating with, consumers, our business will suffer. Businesses that have relied upon traditional means of attracting new customers and maintaining customer relationships may not accept, or may be slow in accepting, our email marketing products and services because:

  * they have already invested substantial resources in other more traditional methods of marketing and communicating;

  * they have allocated a limited portion of their marketing budgets to email marketing;

  * they may find email marketing to be less effective for promoting their products and services;

  * their customers may have concerns about security and privacy on the Internet or confuse our permission-based emails with unsolicited emails; or

  * the effectiveness of email marketing may diminish significantly if the volume of direct marketing email results in a negative reaction from consumers.

Our success also depends on the growth and acceptance of the Internet as a medium for executing transactions. If consumers do not continue to purchase products online, then the market for our email marketing solution may disappear. If that happens, or if the number of business-to-consumer electronic commerce transactions grows more slowly than we anticipate, our business would suffer.

Our business will be harmed if we fail to meet the demands of our email marketing clients.

The success of our email marketing business depends to a significant extent on our ability to provide satisfactory services to our clients, meet their demands and maintain an infrastructure capable of handling, without interruption, the volume of emails resulting from our clients' email marketing campaigns.

The success of our email marketing business also depends on our ability to successfully deliver emails over the Internet. Software programs exist that limit or prevent advertising from being delivered to a user's computer. Widespread adoption of this software by Web users would significantly undermine the commercial viability of Internet advertising and marketing. The failure to deliver email messages for our clients in an effective and consistent manner may cause our clients to discontinue their use of our email campaign services. In addition, because we provide our clients with a 100% service guarantee, if our clients are not completely satisfied with our service we may be required to refund the delivery fees paid by dissatisfied clients or resend an email marketing campaign at our own expense. If these refunds are large in amount, our business and financial results could be adversely affected.

Unplanned system interruptions and capacity constraints could disrupt our business and damage our reputation.

We must offer clients reliable, secure and continuous service to attract and retain clients and persuade them to increase their reliance on our email marketing solution. As the volume of emails generated by our clients increases, we must continuously upgrade and enhance our technical infrastructure to accommodate the increased demands placed on our systems. Our operations also depend in part on our ability to protect our systems against physical damage from fire, earthquakes, power loss, telecommunications failures, computer viruses, unauthorized user access or hacker attacks, physical break-ins and similar events. Any interruption or decrease in response time of our email marketing services could damage our reputation, reduce customer satisfaction and decrease usage of our services.

If our system security is breached, our business and reputation could suffer.

A fundamental requirement for online communications and transactions is the secure transmission of confidential information over public networks. Third parties may attempt to breach our security or that of our customers. Any breach in our online security could result in liability to our customers, damage to our reputation and harm to our business. Our servers are vulnerable to computer viruses or software programs that disable or impair computers, physical or electronic break-ins and similar disruptions, which could lead to loss of data. We may need to spend significant resources to license technologies to protect against security breaches or to address problems caused by a security breach.

Increasing governmental regulation of electronic commerce and legal uncertainties could decrease demand for our email marketing service or increase our cost of doing business.

We are subject not only to regulations applicable to businesses generally, but also to laws and regulations directly applicable to privacy and electronic commerce. Although there are currently few of these laws and regulations, state, federal and foreign governments may adopt more of these laws and regulations. The adoption of new laws or the adaptation of existing laws to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise harm our business. Federal, state, local and foreign governments are considering a number of legislative and regulatory proposals relating to Internet commerce. As a result, a number of laws or regulations may be adopted regarding:

  * the pricing and taxation of goods and services offered over the Internet;

  * intellectual property ownership; and

  * the characteristics and quality of products and services offered over the Internet.

It is also uncertain as to how existing laws may be applied to the Internet in areas such as property ownership, copyright, trademark and trade secrets. The recent growth of Internet commerce has been attributed by some to the lack of sales and value-added taxes on interstate sales of goods and services over the Internet. Numerous state and local authorities have expressed a desire to impose such taxes on sales to consumers and businesses in their jurisdictions. The Internet Tax Freedom Act of 1998 prevents imposition of such taxes through October 2001. If the federal moratorium on state and local taxes on Internet sales is not renewed, or if it is terminated before its expiration, sales of goods and services over the Internet could be subject to multiple overlapping tax schemes, which could substantially hinder the growth of Internet commerce, including the use of our email marketing solution.

The Internet generates privacy concerns which could result in market perceptions or legislation which could harm our business, result in reduced sales of our services, or both.

We gather and maintain data related to consumers' buying behavior. Recently, lawsuits have been brought alleging, among other things, that at least one company, which combines information from online and other sources regarding users, has improperly collected and used information concerning Internet users in violation of federal electronics privacy statutes and other privacy laws. The United States Federal Trade Commission has launched an informal inquiry to determine whether that company has engaged in unfair or deceptive practices in collecting and maintaining information concerning Internet users. While we believe the "opt-in" nature of the user profiles that we create do not raise these issues, we may be sued or investigated regarding our practices. Any similar legal actions, whether against us or others, could limit our ability to sell our email marketing services or otherwise seriously harm our business.

Privacy concerns may cause consumers who use the Internet to decide not to opt in to receive emails and even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of our email marketing services. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify users that the data captured after visiting Web sites may be used to direct product promotions and advertising to that user. For example, the European Union recently enacted its own privacy regulations that may result in limits on the collection and use of some user information. The United States and other countries may adopt similar legislation or regulatory requirements. If privacy legislation is enacted or consumer privacy concerns are not adequately addressed, our business could be harmed.

We may be exposed to liability for information displayed on our customers' Web sites or within their marketing partners' Web sites or email messages.

Because our email marketing services often require us to provide a connection to the Web sites of our customers and their marketing partners, we may be perceived as being associated with the content of these Web sites. We do not and cannot screen all of the content generated by our customers and their marketing partners. As a result, we may face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the materials displayed on our customers' sites and on their marketing partners' sites and email messages. For example, if one of our customers is sued for posting information on its Web site that is alleged to be defamatory, we may also be named as a defendant in that legal action based solely on our limited association with that customer's Web site. As a result, we could be involved in legal proceedings and disputes that are costly to resolve. We may also suffer a loss of customers or damage to our reputation harm based on this information or resulting from our involvement in these legal proceedings. Furthermore, some foreign governments have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the United States.

                Risks Related to our Desktop Software Business

Because we rely on sales of our desktop software to a limited number of retailers and distributors, our business could be harmed if these retailers and distributors cease doing business with us or significantly reduce the level of their purchases.

We sell our desktop products principally to a limited number of major retailers and to distributors for resale to retailers. These sales have historically constituted, and may continue to constitute, a majority of our total revenues. Our largest distributor accounted for 34% of our total revenues for the twelve months ended December 31, 1999 and 31% of our total revenues for the six months ended June 30, 2000. Another retailer accounted for 27% and 22% of our total revenues during these same periods. None of our distributors or retailers has a minimum purchase obligation. The loss of, or significant reduction in, sales volume attributable to any of our principal distributors or retail accounts could materially and adversely affect our business. In addition, a majority of our software sales are made through retailers. We could be adversely affected if an alternative channel for distribution of software were to become a major vehicle for distributing software.

Our financial results could be harmed if we are unable to collect outstanding receivables.

Our sales of desktop software products are made on credit terms, and we do not hold collateral to secure payment. We maintain accounts receivable insurance that covers only a portion of our accounts and we may not be able to maintain or increase this insurance on acceptable terms or at all. The inability to collect any significant receivable in a timely manner could adversely affect our financial results.

Significant returns of our desktop software products could adversely affect our reputation, operating results and financial condition.

Distributors and retailers may return our desktop software products according to negotiated terms or pursuant to any promotional terms that may be in effect.
We also provide end-users with a 30-day money-back guarantee. Accordingly, we are exposed to the risk of product returns from retailers, distributors and end-users, particularly during times of product transition. In addition, promotional or other activities of competitors could cause returns to increase sharply at any time. We establish reserves based on estimated future returns of products, taking into account promotional activities, the timing of new product introductions, distributor and retailer inventories of our products and other factors. Product returns that exceed our reserves could materially adversely affect our business.

Our desktop software business depends on third-party service providers, suppliers and facilities.

We rely on third-party service providers to perform most of our customer technical support and product assembly functions for our desktop software products. One independent firm provides substantially all customer technical support for our desktop software products. Our agreement with this firm may be terminated with or without cause on 60 days notice by either party. This firm also provides services to several larger companies, and demands from these companies or other factors could cause this firm to terminate its agreement with us. The unavailability of this firm to perform customer technical support for us would result in significant disruption to our operations, could lead to customer dissatisfaction and could have a material adverse effect on our business and operations. In addition, we rely on two printers for packaging and two assembly houses to assemble and package our desktop software products and have only limited sources for some of our supplies. We do not have contracts with such assembly houses or suppliers. All of our inventory of packaging components is maintained at third-party facilities.
Our ability to assemble and package our products depends on continued relationships with these third parties. The failure of these third-party vendors to continue to provide supplies and services to us on a timely basis, or at all, could adversely affect our business.

Our success depends on postal regulations and availability of postal information.

Our line of mailing software products, which in the aggregate accounted for 16.4% of our total revenues in the year ended December 31, 1999 and 4.2% of our total revenues in the six months ended June 30, 2000, have been developed based on current United States Postal Service regulations. Changes in these regulations, which historically have occurred frequently, could necessitate updating these products or could eliminate or reduce the usefulness of these products, which could adversely affect our operating results. We license, from an independent third-party, address information software used in some of our desktop software products. We may not be able to maintain or renew our relationship with this third party or that the software we license will be error free or perform to our specifications or in accordance with Postal Service regulations. Significant changes in Postal Service regulations or the inability to maintain or renew our license agreement with the independent party on acceptable terms, or at all, could damage our business. We must also obtain Postal Service certification on a bi-monthly basis in order to supply updates to our end-users in a timely manner. We may not be able to continue to secure such certification on a timely basis, if at all, and the failure to do so could damage our business.

                    Risks Related to our Overall Business

We expect to incur significant future operating losses.

We incurred a net loss of $2.2 million for the year ended December 31, 1999 and a net loss of $3.8 million for the six months ended June 30, 2000. As of June 30, 2000, we had an accumulated deficit of $9.7 million. We expect to incur significant operating losses for the foreseeable future because we anticipate that our operating expenses relating to our email marketing business will increase more quickly than our total revenues. We rely to a significant extent on the revenues and cash flow generated from the sale of our desktop software products to fund the development and expansion of our email marketing strategy. Our ability to continue to do so would be harmed if we were to experience a decline in sales of our desktop software products. Our ability to achieve profitability in the future will depend upon our ability to continue development of new email marketing products and services, enhance our infrastructure and expand our customer base and brand awareness. To achieve these goals, we need to increase spending on product development, sales and marketing and technology. To the extent that our email marketing revenues do not significantly increase as a result of this increased spending, we may not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis in the future.

Our quarterly operating results are subject to significant fluctuations due to many factors, any of which could adversely affect our stock price.

We have experienced, and may continue to experience, significant fluctuations in our quarterly operating results due to a variety of factors, many of which are outside our control. These factors include:

* the rate of growth of the use of the Internet as a medium for consumer and business communications and transactions, and the size and rate of growth of the market for email marketing products and services;

* the timing and number of product enhancements and new product and services introductions by us and our competitors;

* the timing and number of email marketing campaigns conducted by our customers;

* the timing and delivery of strategic alliance arrangements;

* changes in pricing policies by us and our competitors;

 * our ability to upgrade and expand our infrastructure;

 * technical difficulties or system downtime affecting use of our email marketing products or services;

 * the seasonal nature of our desktop software business and our email relationship management business;

 * changes in the level of our operating expenses to support our growth;

 * domestic and international regulation of email marketing, including privacy legislation;

 * timing of the receipt of orders for our desktop software products from major retailer and distributor customers;

 * desktop software product returns;

  * cancellations or terminations by retail or distributor accounts;

  * reductions in shelf space for our desktop software products; and

  * delays in shipment of our desktop software products.

Due to these factors, we believe that quarter-to-quarter comparisons of our operating results may not be meaningful and should not be relied upon as an indication of our future performance. In addition, a significant portion of our operating expenses, particularly labor costs and rent, are relatively fixed, and planned expenditures are based, in part, on expectations with regard to future sales. As a result, we will likely be unable, or may elect not to, reduce spending quickly enough to offset any unexpected revenue shortfall. In the event of a revenue shortfall or unanticipated expenses in any given quarter, our operating results may be below the expectations of securities analysts or investors. If this occurs, the market price of our common stock may decline significantly.

Intense competition could impair our ability to grow and achieve profitability.

The market for email marketing products and services is intensely competitive and rapidly evolving. We expect competition to increase significantly in the future because of the attention the Internet has received as a means of advertising and direct marketing and because there are relatively low barriers to entry in our market. We compete directly with publicly traded email service providers such as Digital Impact, MessageMedia and Exactis.com, as well as numerous private companies. We compete with the information technology departments of current and prospective clients who use in-house email systems to manage and deliver email marketing campaigns. We also compete with companies providing software and services for outsourced solutions such as email distribution, list management, reporting and bounce processing, email consulting and campaign analysis.

The market for our desktop software products is also intensely competitive, and is characterized by pressure to reduce prices, capture limited retail shelf space, increase marketing and promotional activity, incorporate new features and release new product versions. The competition for retail shelf space is likely to increase due to the proliferation of software products. Failure to achieve and maintain unit sales volumes may result in loss of shelf space, which may, in turn, lead to further reductions in sales volumes. Existing software companies may broaden or enhance their product lines to compete with our desktop software products, and other potential new competitors, including computer hardware manufacturers, diversified media companies, and small business service companies, may enter or increase their focus on the small business software market, resulting in even greater competition.

Many of our current and potential competitors in both the market for email marketing products and services and the desktop software market have longer operating histories, greater name recognition, larger customer bases, more diversified lines of products and services and significantly greater resources than we have. These competitors may be able to devote significant resources to sales and marketing, adopt more aggressive pricing policies and deliver superior solutions. If we are not able to compete effectively with our current or future competitors, our business would be harmed.

Our current products and services may become obsolete and unmarketable if we are not able to adequately respond to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our current products and services may quickly become obsolete and unmarketable. We believe that our future success depends in large part upon our ability to keep pace with competitive offerings and customer requirements, to adapt to new operating systems, hardware platforms, media and industry standards, and to provide additional functionality by enhancing our existing products and services and introducing new products and services on a timely and cost-effective basis. We may be unable to do this due to resource constraints or technological or other reasons. Any failure or delay in adapting to technological advances or emerging industry standards or developing, introducing or marketing new products and services could cause us to lose clients or fail to gain new clients. If this happens, our business could suffer and our stock price could decline.

Our business could be harmed if external coding contractors on which we depend compete with us or are not available to provide us with their coding services.

We generally develop internally the specifications for both new products and updates of our existing products. From time to time, we also license third-party products that are complementary to our core product line. In addition to our own development team, we use an independent firm to assist us with the coding on our email marketing system. While we generally own the code that is developed by these firms, the base code used in developing our brochures and business cards products is owned by the third-party coder. With respect to these products, we hold an irrevocable, non-exclusive license to copy and distribute the executable code compiled from the base code and to make limited modifications. Although the agreements with these firms contain various protective terms, these provisions may not effectively protect our interests and third-party coders may develop or market products that compete with our products or services. Independent coders are in high demand, and independent coders, including those who have developed products for us in the past, may not be available to provide coding services to us in the future. In addition, we may not be able to obtain or renew coding or licensing agreements on favorable terms, or at all.

We are dependent on licensed third-party technologies and we may need to license additional technologies to succeed in our business.

We are highly dependent on technologies we license from third parties to enable us to send email through the Internet and to offer a variety of database management and targeted marketing capabilities. The email marketing industry is rapidly evolving, and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms, or at all. The failure to license these technologies could adversely affect our ability to offer competitive email marketing products and services.

We may not be able to hire and retain the qualified personnel necessary to support our growth.

We depend on the continued services of our key technical, sales and senior management personnel, particularly our president and chief executive officer Gregory W. Slayton, and our chief technical officer, Kentyn Reynolds. Any officer or employee can terminate his or her relationship with us at any time, and we do not maintain key man insurance policies for either Mr. Slayton or Mr. Reynolds. In addition, the future growth of our business will depend to a significant extent on our ability to attract and retain qualified, highly-skilled employees, particularly persons with marketing, Internet and information technology experience. Because of the recent substantial growth in email marketing and Internet related industries, competition for these employees with technical, management, marketing, sales, product development and other specialized skills is intense. We may not be successful in attracting and retaining these personnel.

Our business would suffer if we are not able to manage our growth and implement our email marketing strategy.

We have experienced periods of growth that have placed, and are expected to continue to place, a significant strain on our financial, management, operational and other resources. Our ability to manage growth and execute our email marketing strategy effectively will require us to continue to improve our operational, financial and information management systems and controls on a timely basis. If our management is unable to manage growth, and expand our ability to offer email marketing products and services, our business could be harmed.

Our limited protection of intellectual property and proprietary rights may adversely affect our business.

We rely primarily on a combination of trademarks, copyright and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. These measures may not be adequate to prevent unauthorized use of our proprietary technology and other intellectual property rights. We do not include in our desktop software products any mechanism to prevent or inhibit unauthorized copying. Unauthorized copying occurs frequently within the software industry, and if a significant amount of unauthorized copying of our products were to occur, our business could be adversely affected. In addition, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. Third parties may assert infringement claims against us in the future with respect to current or future products. Use of third-party coders or publishing of licensed products may increase the risk of infringement. In the event that our third-party coders or licensors were to use infringing code in our products, we could be required to pay damages or be subject to an injunction to prevent us from shipping our products. The third-party coders' liability to us for any infringement of copyrights, trade secrets, or patents is contractually limited to amounts received from us.
There has been substantial litigation regarding copyright, trademark and other intellectual property rights in our industry. Any claims or litigation, with or without merit, could be costly to defend or litigate and divert resources and our management's attention. Adverse determinations in any claim or litigation could also require us to pay damages or change our technologies.

Our growth may be impaired and our business may suffer if we do not successfully address risks associated with acquisitions.

As part of our growth strategy, we may pursue the acquisition of businesses, technologies or products that are complementary to our business. Acquisitions involve a number of special risks that could harm our business, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees. In particular, the failure to maintain adequate operating and financial control systems or unexpected difficulties encountered during expansion could harm our business.

We have implemented anti-takeover provisions that could delay or prevent a change in control that may offer you a premium.

Various provisions of our certificate of incorporation and bylaws, our stockholder rights plan and Delaware law may have the effect of delaying or preventing changes in control or management, even if the change in control would be beneficial to you. These provisions may deprive you of an opportunity to sell your shares at a premium over prevailing prices. The potential inability of our stockholders to obtain a control premium could adversely affect the market price of our common stock.

                         Risks Related to this Offering

Our stock price has been volatile, and you may not be able to sell your shares at a profit.

The market price of our common stock has been, and is likely to continue to be, volatile. Fluctuations in market price and volume are particularly common among securities of Internet and other technology companies. As a result, you may not be able to resell your shares at a profit. The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

 * quarterly fluctuations in our revenues or results of operations;

  * general conditions in the computer software and Internet industries;

  * announcements of new products and services by us or by our competitors;

 * new regulations or interpretations of existing regulations applicable to our email marketing activities;

  * announcements of alliances by us or by our competitors;

  * system slowdowns or failure by us or by our competitors;

  * changes in earnings estimates by securities analysts and in analyst recommendations; and

  * changes in market valuations of other Internet companies.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents incorporated by reference are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among others, those listed under "Risk Factors" and in the documents incorporated by reference.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                      WHERE YOU CAN GET MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800- SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec. gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, DC 20006.

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

 * Our Annual Report on Form 10-KSB, as amended, for the year ended
    December 31, 1999, as amended;
 * Our Definitive Proxy Statement, dated April 17, 2000, filed in connection with our annual meeting of stockholders held on May 18, 2000;
 * Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, filed with the SEC on May 12, 2000 and August 14, 2000, respectively;
 * Our Current Reports on Form 8-K filed with the SEC on March 23, 2000, as amended, June 30, 2000 and July 27, 2000; and
 * The description of our common stock contained in ClickAction's Registration Statement on Form 8-A, as filed on May 4, 1995 with the SEC under the Securities Exchange Act of 1934, as amended.

In addition, we incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

You may request a copy of these filings at no cost by writing or telephoning us at:

                               ClickAction Inc.
                          2197 East Bayshore Road
                            Palo Alto, CA 94303
                              (650) 473-3600

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the Registration Statement.

                               USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling stockholders. We will not receive any proceeds from the sale of these shares of common stock.

                             SELLING STOCKHOLDERS

We are registering the shares covered by this prospectus on behalf of the selling stockholders named in the table below. We issued all of the shares to the selling stockholders in a series of private placement transactions. We have registered the shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.

The following table sets forth the name of each selling stockholder, the number of shares owned by each selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by each selling stockholder after this offering is completed. None of the selling stockholders has had a material relationship with us within the past three years. The number of shares in the column "Number of Shares Being Offered" represent all of the shares that each selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

The percentages of shares owned prior to the offering are based on 12,410,774 shares of our common stock outstanding on August 31, 2000.


                 Shares Beneficially     Number Of Shares  Share Benefically
                 Owned Prior To Offering  Being Offered   Owned After Offering**
                 ----------------------- ---------------- ----------------------
     Name        Number      Percent        Number         Number    Percent
--------------   --------    ---------    ---------------- -------   --------
21st Century
Digital
Industries Fund
, L.P.            500,000         1%         130,000           0        *

Parakletos@
Ventures Fund
2000K, L.P.       142,858         1%         142,858           0        *

Kenneth E. and
Roberta E. Eldred
Revocable Trust
UAD 1-19-90       120,715          *          35,715           0        *

Pogue Capital
International,
Ltd.              143,000          *         143,000           0        *

Catherine M. Heald 32,258          *          32,258           0        *

Banner Partners
Minaret           136,100          *          13,300           0        *

Palo Alto
Crossover Fund,
L.P.               60,000          *          30,000           0        *

William H. Draper III
Revocable Trust    13,200          *           1,200           0        *

Fred M. Gibbons    20,000          *           2,000           0        *

Micro Cap Partners
L.P.              221,400          *          22,000           0        *

Micro-Mousse
Partners, L.P.     24,600          *           2,600           0        *

Edwards Foundation    600          *             600           0        *

Edwards Charitable
Trust                 400          *             400           0        *

Majesty I, L.P.    71,000          *          71,000           0        *

Michael V.
Cimmarrusti         4,000          *           4,000           0        *

Wildwood Partners,
LLC                85,715          *          85,715           0        *


*Less than 1%
** Assumes the sale of all offered shares

                         PLAN OF DISTRIBUTION

The selling stockholders may sell the shares from time to time. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers. The selling stockholders may sell their shares in one or more of, or a combination of:

 * a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

 * purchases by a broker-dealer as principal and resale by a broker-dealer for its account under this prospectus;
 * an exchange distribution in accordance with the rules of an exchange;

 * ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

 * privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, the amendment or supplement will disclose:

* the name of each selling stockholder and of the participating broker-dealer(s);
* the number of shares involved;
* the price at which the shares were sold;
* the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;
* that a broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
* other facts material to the transaction.


     From time to time, a selling stockholder may transfer, pledge, donate or assign its shares of common stock to lenders or others and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares of common stock beneficially owned by the selling stockholder will decrease as and when it takes such actions. The plan of distribution for the selling stockholders' shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder.

     The selling stockholders may enter into hedging transactions with broker-dealersin connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

     In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.

     We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify specific persons, including broker-dealers and agents, against specific liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

     We have agreed to maintain the effectiveness of this registration statement until the earlier of July 6, 2001, such time as all the shares covered by this registration statement have been sold, or until each selling stockholder can sell all of the shares it holds within a given three month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act. The selling stockholders may sell all, some or none of the shares offered by this prospectus.

                              LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for ClickAction by Orrick, Herrington & Sutcliffe LLP, Sacramento, California.

                               EXPERTS

The financial statements of ClickAction Inc. and subsidiary, formerly known as MySoftware Company, as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance And Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by ClickAction in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.


SEC Registration fee............................................   $     2,460
Legal fees and expenses.........................................        15,000
Accounting Fees and Expenses....................................        15,000
Miscellaneous...................................................         5,000
                                                                   -----------
    Total.......................................................   $    37,460
                                                                   ===========

Item 15.  Indemnification Of Officers And Directors.

    Under Section 145 of the Delaware General Corporation law we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our By-laws require us to indemnify our directors and executive officers, and permit us to indemnify our other officers, employees and other agents, to the extent permitted by Delaware law. Under our By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and other wise to the fullest extent permitted by law. The By-laws also require us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. We have entered into indemnity agreements with each of our directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. We also maintain an insurance policy for our directors and executive officers insuring against certain liabilities arising in their capacities as such.

Item 16.  Exhibits

         (a)     Exhibits.

Exhibit   Description Of Document
Number
  5.1     Opinion of Orrick, Herrington & Sutcliffe LLP.
 10.1 Form of Common Stock Purchase Agreement by and among ClickAction and the selling stockholders.
23.1      Consent of KPMG LLP.
23.2      Consent of Orrick, Herrington & Sutcliffe LLP. (included as part of
          Exhibit 5.1 to this Registration Statement)
24.1      Power of Attorney is contained on the signature page hereto.

Item 17.  Undertakings

          (a)   Rule 415 Offerings

     The Undersigned Registrant Hereby Undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (e) Incorporated annual and quarterly reports.

     The undersigned Registrant hereby undertakes to deliver or cause to be deliveredwith the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interimfinancial information.

 (h) Request for acceleration of effective date.

    (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 (i)  Registration Statement Permitted by Rule 430A

  The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, ClickAction duly certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on September 5, 2000.
                                           CLICKACTION INC.

                                          /s/ Gregory W. Slayton
                                          ----------------------
                                          Gregory W. Slayton
                                          President, Chief Executive Officer
                                          and Director


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory W. Slayton and Sharon S. Chiu and each or any one of them, as his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys -in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                        Title                         Date
------------------------  ---------------------------------- ------------------
 /s/ Gregory W. Slayton   President, Chief Executive Officer   September 5, 2000
----------------------         and Director
 Gregory W. Slayton       (Principal Executive Officer)

 /s/ Sharon S. Chiu       Vice President, Chief Financial      September 5, 2000
----------------------         Officer and Secretary
 Sharon S. Chiu              (Principal Financial and
                               Accounting Officer)

 /s/ David P. Mans        Chairman of the Board                September 5, 2000
----------------------
 David P. Mans


 /s/ Edwin R. Niehaus III       Director                       September 5, 2000
-------------------------
 Edwin R. Niehaus III

 /s/ Gary J. Daichendt          Director                       September 5, 2000
----------------------
 Gary J. Daichendt

 /s/ Randy Haykin               Director                       September 5, 2000
----------------------
 Randy Haykin

 /s/ Emerick M. Woods           Director                       September 5, 2000
----------------------
 Emerick M. Woods

 /s/ Howard Love                Director                       September 5, 2000
----------------------
 Howard Love

                              INDEX TO EXHIBITS
Item 16.  Exhibits

(a) Exhibits.

Exhibit      Description Of Document
Number
 5.1         Opinion of Orrick, Herrington & Sutcliffe LLP.
10.1         Form of Common Stock Purchase Agreement, by and among ClickAction and the selling stockholders.
23.1         Consent of KPMG LLP.
23.2         Consent of Orrick, Herrington & Sutcliffe LLP. (included as part of
             Exhibit 5.1 to this Registration Statement)
24.1         Power of Attorney is contained on the signature page hereto.

                                                                  EXHIBIT 5.1
                              September 5, 2000
ClickAction Inc.
2197 East Bayshore Road
Palo Alto, CA  94303

                 Re: 	ClickAction Inc.
                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with a proposed sale by certain stockholders of ClickAction Inc., a Delaware corporation (the "Company"), of up to 716,646 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock") pursuant to a Registration Statement on Form S-3.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that the currently issued and outstanding Shares, covered by the Registration Statement are legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,
                                        ORRICK, HERRINGTON & SUTCLIFFE LLP

                              CLICKACTION INC.

                     COMMON STOCK PURCHASE AGREEMENT

                               by and among

                              CLICKACTION INC.

                             AND THE PURCHASERS

                            LISTED ON EXHIBIT A

                           Dated as of _____, 2000

                             TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                  SECTION 1.
                    AUTHORIZATION AND SALE OF COMMON STOCK
                     AND WARRANTS TO PURCHASE COMMON STOCK

     1.1     Authorization...................................................1
     1.2     Sale of Common Stock............................................1
     1.3     Issuance of Warrants............................................1

                                  SECTION 2.
                             CLOSING DATE; DELIVERY
     2.1     Closing Date....................................................1
     (a)     Delivery........................................................1

                                 SECTION 3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1     Organization and Standing.......................................2
     3.2     Corporate Power.................................................2
     3.3     Capitalization..................................................2
     3.4     Authorization...................................................2
     3.5     Financial Information; SEC Reports..............................3
     3.6     Offering........................................................4
     3.7     Disclosure......................................................4

                                  SECTION 4.
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

     4.1     Authorization...................................................4
     4.2     Investment Experience...........................................4
     4.3     Investment Intent...............................................5
     4.4     Registration or Exemption Requirements..........................5
     4.5     No Legal, Tax or Investment Advice..............................5

                                  SECTION 5.
                     CONDITIONS TO CLOSING OF PURCHASERS

     5.1     Representations and Warranties..................................6
     5.2     Officers' Certificate...........................................6
     5.3     Covenants.......................................................6
     5.4     No Injunction, etc..............................................6

                                  SECTION 6.
                       CONDITIONS TO CLOSING OF COMPANY

     6.1     Representations and Warranties..................................6
     6.2     Covenants.......................................................6

                                  SECTION 7.
                  AFFIRMATIVE COVENANTS OF THE COMPANY

     7.1     Registration Requirements.......................................6
             (a) Shelf Registration..........................................6
             (b) Effectiveness...............................................7
             (c) Suspension Periods..........................................7
             (d) Registration Expenses.......................................8
             (e) Notification................................................8
             (f) Rule 144....................................................8
     7.2     Indemnification and Contribution................................9

     7.3     Nasdaq NMS Listing.............................................11

                                  SECTION 8.
                  RESTRICTIONS ON TRANSFERABILITY OF SHARES:
                        COMPLIANCE WITH SECURITIES ACT

     8.1     Restrictions on Transferability................................11
     8.2     Restrictive Legend.............................................11
     8.3     Transfer of Shares after Registration..........................11
     8.4     Purchaser Information..........................................11

                                  SECTION 9.
                                 MISCELLANEOUS

     9.1     Waivers and Amendments.........................................11
     9.2     Broker's Fee...................................................12
     9.3     Governing Law..................................................12
     9.4     Survival.......................................................12
     9.5     Successors and Assigns.........................................12
     9.6     Entire Agreement...............................................12
     9.7     Notices, etc...................................................12
     9.8     Severability of this Agreement.................................13
     9.9     Counterparts...................................................13
     9.10    Expenses.......................................................13
     9.11    Announcements..................................................13

     Exhibit A    SCHEDULE OF PURCHASERS...................................A-1
     Exhibit B    FORM OF WARRANT..........................................B-1
     Exhibit C    INSTRUCTION SHEET FOR PURCHASER..........................C-1
     Exhibit C-1  CLICKACTION INC. STOCK CERTIFICATE QUESTIONNAIRE........C(1)-1
     Exhibit C-2 CLICKACTION INC. REGISTRATION STATEMENT QUESTIONNAIRE...C(2)-1 Exhibit C-3 CLICKACTION INC. CERTIFICATE FOR INDIVIDUAL PURCHASERS..C(3)-1 Exhibit C-3 CLICKACTION INC. CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                  TRUST, FOUNDATION AND JOINT PURCHASERS..................C(3)-2
     Exhibit D    PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE...............D-1

                             CLICKACTION INC.
                   FORM OF COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of ______, 2000 by and among CLICKACTION INC., a Delaware corporation (the "Company"), with its principal office at 2197 East Bayshore Road, Palo Alto, California 94303, and the persons listed on the Schedule of Investors attached hereto as Exhibit A (individually, a "Purchaser," and collectively, the "Purchasers").

                                  Section 1.
                AUTHORIZATION AND SALE OF COMMON STOCK AND
                    WARRANTS TO PURCHASE COMMON STOCK

     Authorization. The Company has authorized the sale and issuance of (i) up to _____ shares of its common stock, par value $0.001 per share (the "Common Stock"), and (ii) warrants to purchase up to an aggregate of _____ shares of Common Stock (each a "Warrant" and collectively the "Warrants"), pursuant to this Agreement.

     1.2 Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date (hereinafter defined) the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A (collectively, the "Shares") for a purchase price of $__ per share (the "Purchase Price").

     1.3 Issuance of Warrants. Subject to the terms and conditions of this agreement, the Company agrees to issue to each Purchaser on the Closing Date (hereinafter defined) a Warrant, in substantially the form attached hereto as Exhibit B, to purchase that number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A (collectively, the "Warrant Shares"). Each Warrant shall have a per share exercise price equal to the Purchase Price.

Section 2.  CLOSING DATE; DELIVERY

     2.1 Closing Date. The closing of the purchase and sale of the Shares and Warrants (together, the "Securities") hereunder (the "Closing") shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Capitol Mall, Suite 3000, Sacramento, California at 9:00 a.m. (Pacific Time), on _____, 2000 or at such other time and place upon which the Company and the Purchasers shall agree. The date of the Closing is hereinafter referred to as the "Closing Date." Delivery. At the Closing, the Company will deliver to each Purchaser (i) a certificate, registered in the Purchaser's name as shown on Exhibit A, representing the number of shares of Common Stock to be purchased by such Purchaser, and (ii) a Warrant, registered in the Purchaser's name as shown on Exhibit A, to purchase that number of Warrant Shares set forth opposite such Purchaser's name on Exhibit A. Such delivery shall be against payment of the Purchase Price therefore by wire transfer of immediately available funds in the amount set forth opposite such Purchaser's name on Exhibit A to a bank account designated by the Company to each Purchaser at least one (1) business day prior to the Closing Date.

Section 3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Effective as of the date hereof and the Closing Date, the Company represents and warrants to the Purchasers as follows:

     3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own or lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

     3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Securities and to carry out and perform its obligations under the terms of this Agreement including all exhibits and schedules hereto.

     3.3 Capitalization. The authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock, par value $.001 per share, of which 11,459,172 shares were issued and outstanding as of May 31, 2000, and (ii) 2,000,000 shares of Preferred Stock, par value $.001 per share, 200,000 of which are designated Series A Junior Participating Preferred Stock, none of which were issued and outstanding as of May 31, 2000. As of May 31, 2000, except for outstanding warrants to purchase 25,478 shares of Common Stock and outstanding options to purchase an aggregate of 4,816,210 shares of Common Stock granted pursuant to the Company's 1995 Equity Incentive Plan, 1995 Non-Employee Directors' Stock Option Plan, 1998 Non-Officer Stock Option Plan, the MarketHome 1997 Equity Incentive Plan (together, the "Plans") and a non-qualified stock option granted outside of the Plans in 1994, (i) there were no outstanding rights of first refusal, preemptive rights or other rights (contingent or otherwise), options, warrants, convertible securities, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from, or the issuance by, the Company of any shares of its capital stock, and
(ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The Company does not own, directly or indirectly, any interest in any joint venture, partnership, corporation or other business entity. There are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares.

     3.4     Authorization
                (a) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations under this Agreement has been or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general equity principles, and limitations upon rights to indemnity. The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid, and nonassessable. The Warrant Shares, when issued upon exercise of the Warrants (as provided for therein), will be duly and validly issued, fully paid, and nonassessable.

     3.5     Financial Information; SEC Reports.
               (a) The Company has made available to the Purchasers its audited consolidated balance sheet as of December 31, 1999 and its unaudited consolidated balance sheet at March 31, 2000, together with the related consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (such financial statements are referred to hereinafter as the "Financials"). The Financials have been prepared in accordance with generally accepted accounting principles consistently applied by the Company throughout the periods involved, except for accounting changes described in the related notes thereto, and present fairly the financial position of the Company as of the respective dates of said balance sheets and the results of operations of the Company for the respective periods covered.

               (b) Since March 31, 2000, to the Company's knowledge, there has not been:
                     (i) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financials, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the financial condition, operating results, prospects or business of the Company;

                    (ii) any material damage, destruction or loss or interruption in use of any material asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                   (iii) any waiver by the Company of a material right or debt owed to it; or

                  (iv) any material change in the accounting or tax methods or practices of the Company or the making or changing by the Company of any material tax election.

               (c) The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the "SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Reports") complied in all material respects with the requirements of the Exchange Act, and, to the Company's knowledge, did not contain, as of the respective date of such SEC Report, any untrue statement of a material fact or omitted as of its date to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

      3.6 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issuance and sale of the Securities are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended
(the "Securities Act"), and the Securities have been registered or qualified
(or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

      3.7 Disclosure. For the purposes of this Agreement and the transactions contemplated hereby, to the Company's knowledge, none of the representations or warranties made by the Company in this Agreement and no information in the Exhibits or Schedules hereto by the Company contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. To the extent any communication or information has been provided to Purchasers which could be deemed to constitute a forward-looking statement or projection regarding the Company or its business, prospects, financial condition, results of operations or otherwise, the Company makes no representation that any such forward-looking statement or projection will actually be proved true or be achieved, as the case may be.

Section 4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

Each Purchaser hereby, severally and not jointly, represents and warrants to the Company, effective as of the Closing Date, as follows:

      4.1 Authorization.  Purchaser represents and warrants to the Company that:
(i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

      4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser acknowledges that an investment in the Company is extremely speculative. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.
As set forth in Section 3.7 above, Purchaser acknowledges that there is no assurance that any communication or other information which could be construed to be a forward-looking statement or projection relating to the Company or its business, prospects, financial condition, results of operations, or otherwise, will actually be proved true or be achieved. Purchaser represents that it is not relying upon any such forward-looking statement in deciding to purchase the Securities.

      4.3 Investment Intent. Purchaser is purchasing the Securities for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Exhibit C for use in preparation of the Shelf Registration (as defined below), will deliver the Purchaser Questionnaire to the Company on or prior to the Closing Date, and the responses provided therein shall be true and correct as of the date hereof and the Closing Date and will be true and correct as of the effective date of the Shelf Registration.

      4.4 Registration or Exemption Requirements.

               (a) Purchaser further acknowledges and understands that the Shares and Warrant Shares issuable upon exercise of the Warrants must be held indefinitely, and they may not be resold or otherwise transferred, except in a transaction registered under the Securities Act or otherwise exempt from such registration requirements of the Securities Act. Purchaser understands that the certificate(s) evidencing the Shares and Warrant Shares will be imprinted with a legend in substantially the form set forth in Section 8.2 hereof that indicates that the transfer of the Shares and Warrant Shares is prohibited unless (i) they are registered or such registration is not required to transfer such Shares or Warrant Shares, or (ii) the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

               (b) Purchaser further acknowledges that resale of the Shares and Warrant Shares may be limited by applicable state law even where a registration statement covering resale of the Shares and Warrant Shares has been declared effective under the Securities Act. For example, certain states may limit resale of the Shares or Warrant Shares to qualified institutions or in unsolicited qualified broker transactions in the absence of qualification or another exemption in such state.

      4.5 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

Section 5.     CONDITIONS TO CLOSING OF PURCHASERS

     Each Purchaser's obligation to purchase the Securities at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

      5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made on and as of said date.

      5.2 Officers' Certificate. The Company shall deliver to the Purchasers a certificate, dated as of the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the representations and warranties set forth in Section 3 are true as of, and all of the closing conditions set forth in Section 5 have been satisfied on, the Closing Date, in all material respects.

      5.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects as of the Closing Date.

      5.4 No Injunction, etc. No injunction, judgment, order, writ, decree, law, rule or regulation shall exist that restrains, enjoins or prohibits the consummation of any of the transactions contemplated hereby or awards damages or other relief in respect of the consummation of any such transactions.

Section 6.    CONDITIONS TO CLOSING OF COMPANY

      The Company's obligation to sell and issue the Securities at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

      6.1 Representations and Warranties. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

      6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

Section 7.    AFFIRMATIVE COVENANTS OF THE COMPANY
The Company hereby covenants and agrees as follows:

7.1 Registration Requirements.

               (a) Shelf Registration. The Company shall use its reasonable commercial efforts to prepare and file with the SEC a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering the Shares (including any amendment thereto, the "Shelf Registration") not later than ninety (90) days after the Closing Date (the "Filing Date"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Shares for resale by the Purchasers from time to time. Each Purchaser agrees to furnish promptly to the Company in writing all information required from time to time to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

               (b) Effectiveness. The Company shall use its reasonable commercial efforts to cause the Shelf Registration to become effective under the Securities Act within sixty (60) days of the Filing Date (the date such Shelf Registration is declared effective is hereinafter referred to as the "Effective Date"). Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating through post-effective amendments, prospectus supplements or otherwise, the Company shall use its reasonable commercial efforts to keep the Shelf Registration continuously effective and in compliance with the Securities Act until the earlier of (i) the one-year anniversary of the Closing Date, (ii) such date as all of the Shares have been resold or (iii) such time as all of the Shares held by the Purchasers may be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); provided, however, that in the event of a Suspension Period, as set forth in Section 7.1 (c) hereof, the Company shall extend the period of effectiveness of such Shelf Registration by the number of days of each such Suspension Period. The Company shall use its reasonable commercial efforts to take such actions under the laws of various states as may be required, from time to time during the effectiveness of the Shelf Registration (and subject to Purchasers' compliance with their obligations hereunder), to cause the resale of the Shares pursuant to the Shelf Registration to be lawful. The Company will use its reasonable commercial efforts to cause, as of the Effective Date, all the Shares to be listed for quotation on the Nasdaq NMS.

               (c) Suspension Periods.   Following the effectiveness of a Shelf
Registration filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such Shelf Registration for up to thirty (30) days, as appropriate (a "Suspension Period"), by giving notice to each Purchaser, if the Company shall have determined, through action by its Board of Directors, that the Company may be required to disclose any material corporate development, which disclosure, in the judgment of the Company's Board of Directors, could reasonably be expected to have a material adverse effect on the Company; and at least two (2) business days prior to implementing any such Suspension Period, the Company shall deliver to each Purchaser a certificate to that effect. Notwithstanding the foregoing, no more than two (2) Suspension Periods may occur in any calendar year. The period of any such suspension of the registration statement shall be added to the period of time the Company agrees to keep the Shelf Registration effective as provided in Section 7.1(b). The Company shall use its reasonable commercial efforts to limit the duration and number of any Suspension Periods, including, without limitation, preparing and filing with the SEC post-effective amendments to the Shelf Registration and/or prospectus supplements to the prospectus included in the Shelf Registration. Each Purchaser agrees that, upon receipt of notice from the Company of a Suspension Period in accordance with the provisions of this Section 7.1(c), such Purchaser shall forthwith discontinue disposition of shares covered by such registration statement or prospectus in accordance with the provisions of this Section 7.1(c) until such Purchaser (i) is advised in writing by the Company that the applicable Suspension Period has been terminated and the use of the prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. Each Purchaser shall treat any information relating to a Suspension Period, including its receipt of notice of a Suspension Period, as confidential information of the Company, and shall not use or disclose any such information except with the prior written consent of the Company.

               (d) Registration Expenses.   The Company shall pay all
Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses in connection with listing the Shares for quotation on Nasdaq NMS, fees and disbursements of counsel for and the independent auditors of the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for any Purchaser.

               (e) Notification. In addition to the Company's other obligations under this Section 7.1, in connection with the registration of the Shares on the Shelf Registration, the Company shall:

                     (i) As promptly as practicable after becoming aware of such event, notify each Purchaser of the occurrence of any event, as a result of which the prospectus included in the Shelf Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Shelf Registration and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Purchaser as such Purchaser may reasonably request; and

                     (ii) As promptly as practicable after becoming aware of such event, notify each Purchaser who holds Shares being sold of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Shelf Registration at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension,

               (f) Rule 144. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule orregulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to use its reasonable commercial efforts to:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; and

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

      7.2     Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser (including for such purpose its officers, directors, partners, attorneys and agents) may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or arise out of, or are based upon, the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, or to the extent arising out of any failure by the Company to fulfill any undertaking included in the Shelf Registration, and the Company will, on a quarterly basis, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating or defending any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Shelf Registration in reliance upon and in conformity with information furnished to the Company by or on behalf of such Purchaser, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

     (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (including for such purpose its officers, directors, partners, attorneys and agents) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or to the extent arising out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Shelf Registration; provided, however, that in no event shall the indemnity under this subsection 7.2(b) exceed the net proceeds from the offering received by such Purchaser, except in the case of willful fraud by such Purchaser.

     (c) Promptly after receipt by any indemnified person of a notice of a claim or beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (but the omission to so notify the indemnifying party shall not relieve it from any liability that it otherwise may have to the indemnified party, except to the extent that the indemnifying party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, in the case of any claim as to which both the indemnified party and the indemnifying party are parties, to the extent that it shall wish, the indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

If the indemnifying party shall assume the defense of any such claim, it shall not, without prior written consent of the indemnified party (which consent shall not unreasonably be withheld), settle or compromise any such claim or consent to the entry of any judgment that does not include an unconditional release of the indemnified party from all liabilities with respect to such claim or judgment. Further, no indemnifying party shall have any obligation with respect to any settlement entered into by an indemnified party without the prior written approval of this indemnifying party.

       (d) If the indemnification provided for in this Section 7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection
(d) to contribute are several in proportion to their respective sales of Shares to which such loss relates and not joint.

      7.3 Nasdaq NMS Listing. The Company shall use its reasonable commercial efforts as soon as practicable after the Closing Date, and in any event no later than the Effective Date, to cause the Shares to be listed for inclusion on the Nasdaq National Market System ("Nasdaq NMS").

Section 8.  RESTRICTIONS ON TRANSFERABILITY OF SHARES:
            COMPLIANCE WITH SECURITIES ACT

      8.1 Restrictions on Transferability. The Shares and Warrant Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares or Warrant Shares in order to enforce the foregoing restrictions.

      8.2 Restrictive Legend. Each certificate representing Shares and WarrantShares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

      8.3 Transfer of Shares after Registration. Each Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrant Shares except either in accordance with the Shelf Registration, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144. Purchaser further acknowledges and agrees that such Shares and Warrant Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares or Warrant Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit D.

      8.4 Purchaser Information. Each Purchaser covenants that it will immediately notify the Company in writing of any changes in the information set forth in the Shelf Registration regarding such Purchaser or such Purchaser's "Plan of Distribution."

Section 9.    MISCELLANEOUS

      9.1 Waivers and Amendments. With the exception of Sections 7 and 9 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of Sections 7 and 9 hereof may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares. No delay or omission to exercise any right, power or remedy accruing to a Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Purchaser nor shall it be construed to be a waiver or any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Purchaser of any breach or default under this Agreement, or any waiver on the part of the Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

      9.2 Broker's Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation of any kind or nature in connection with the sale of the Securities to the Purchasers.

      9.3 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without any regard to conflicts of laws principles.

      9.4 Survival. All covenants and agreements of the Company and the Purchasers herein, and the indemnity and contribution agreements contained in
Section 7.2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser within the meaning of the Securities Act, or by or on behalf of the Company, or any of its officers, directors or controlling persons within the meaning of the Securities Act, and shall survive the delivery of the Securities to the Purchasers hereunder. All representations and warranties of the Company and the Purchasers herein shall no longer be operative and shall be of no effect as of the Closing Date.

      9.5 Successors and Assigns.
            (a) The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, no Purchaser shall assign its rights or obligation under this Agreement without the prior written consent of the Company.

      9.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

      9.7 Notices, etc.   All notices and other communications required or
permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     9.8 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity,legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    9.10 Expenses. The Company and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

    9.11 Announcements. The parties hereto agree that all public announcements by any Purchaser regarding the transactions contemplated by this Agreement shall be approved in advance in writing by the Company; provided, however that any Purchaser will not be precluded hereby from making such disclosures as it may be required to make in order to comply with all applicable laws or listing agreements.

The foregoing agreement is hereby executed as of the date first above written.
                                        "COMPANY"
                                        CLICKACTION INC.
                                        a Delaware corporation

                                        By:__________________________________
                                      Name:__________________________________
                                     Title:__________________________________


                                     "PURCHASER"


                                        By:__________________________________
                                      Name:__________________________________
                                     Title:__________________________________

                                 EXHIBIT A
                          SCHEDULE OF PURCHASERS

Investor Name                  Shares       Purchase      Warrant
                             Purchased      Price Per      Shares
                                            Shares


                             ---------     ---------     --------

TOTAL                        =========     =========     ========

                                 EXHIBIT B

                               FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                            WARRANT TO PURCHASE
                        SHARES OF COMMON STOCK OF
                            CLICKACTION INC.
                        (Void after June 29, 2003)

Warrant No. C-_	                                    0,000 Shares of Common Stock

                             CLICKACTION INC.
 1. Issuance. This Warrant is issued to ___________________ by ClickAction Inc., a Delaware corporation (hereinafter with its successors called the "Company").

 2. Purchase Price; Number of Shares. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto as Attachment B-1 duly executed, at the principal office of the Company, to purchase from the Company up to 0,000 fully paid and nonassessable shares (the "Shares") of Common Stock, $0.001 par value per share, of the Company (the "Common Stock") at a price per share (the "Purchase Price") of $__ at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on _____, 2003. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by certified check or wire transfer, (ii) by the surrender or forgiveness by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant by the surrender of this Warrant to the Company, with the net issue election notice set forth in Attachment B-1 annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                           Y(A-B)
                         X=------
                              A
where:

             X =the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

             Y = the number of shares of Common Stock covered by this Warrant at the time the net issue election is made pursuant to this Section 4 (or, in the case of a partial exercise, the number of warrant shares being exercised).

             A =the fair market value of one share of Common Stock, determined as follows: (i) if at such time the Common Stock is listed on a national securities exchange or on the over-the-counter market, then the closing price of the Common Stock on the business day immediately prior to the date of exercise or, if no sale of the Common Stock was made on such day, the first business day immediately preceding such day upon which a sale was made, or (ii) if at such time the Common Stock is not listed on a national securities exchange or on the over-the-counter market, then as determined in good faith by the Board at the time the net issue election is made pursuant to this Section 4.

             B =the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

5. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

  6. Exercise; Expiration Date; Automatic Exercise. This Warrant may be exercised in whole or in part at any time commencing on the date hereof and ending at 5:00 p.m. Pacific Time on the third anniversary of the date of this Warrant (the "Expiration Date") and shall be void thereafter.

 7. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock of the Company, free from all pre-emptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

8. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

9. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 9, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in
Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

10. Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of Section 8 or
Section 9 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

 11. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

12. Issue Tax. The issuance of certificates for the Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

 13.   Notices of Record Date, Etc.  In the event of:

     any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

     any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

     any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least fifteen (15) business days prior to the date specified in such notice on which any such action is to be taken.

 14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

          The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

          The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's certificate of incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice (other than, if any, post-issuance state securities laws filings) or registration with any person or entity.

15. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

 16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

 17.   Notices, Etc.

              Any notice or written communication required or permitted to be given to the Holder may be given by United States mail, by overnight courier or by facsimile transmission at the address most recently provided by the Holder to the Company or by hand, and shall be deemed received upon the earlier to occur of (i) receipt, (ii) if sent by overnight courier, then on the day after which the same has been delivered to such courier for overnight delivery, or (iii) if sent by United States mail, seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail.

             In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

 18. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

 19. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

 20. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors and legal representatives.


Dated:  _____, 2000                                       CLICKACTION INC.

                                                          By:___________________
                                                        Name:___________________
                                                       Title:___________________

                              ATTACHMENT B-1
                            SUBSCRIPTION FORM

                                                 	Date:  _________________, 200_
ClickAction Inc.
2197 East Bayshore Road
Palo Alto, CA  94303-3219


Attn:  President

Ladies and Gentlemen:

The undersigned hereby elects:

[ ]     to exercise the warrant issued to it by ClickAction Inc. (the "Company")
and dated _____, 2000 (the "Warrant") in full and to purchase all of the 0,000 shares of the Common Stock of the Company (the "Shares") purchasable thereunder at a purchase price of $__ per Share for an aggregate purchase price of _______________ Thousand and _______________ Dollars ($00,000) (the "Purchase
Price"). Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer or as otherwise permitted pursuant to Section 3 of the Warrant; or

[ ]      to surrender the right to purchase Shares pursuant to this Warrant and to receive in lieu thereof Shares pursuant to the provisions of Section 4 of the Warrant.

The undersigned also makes the representations set forth on Attachment B-2 attached to the Warrant.

The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                  Very truly yours,

                                ATTACHMENT B-2
THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO CLICKACTION INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED JUNE 29, 2000 WILL BE ISSUED.



                                  _____________________, 200___

ClickAction Inc.
2197 East Bayshore Road
Palo Alto, CA  94303-3219

Attention:  President

The undersigned, ___________________ ("Purchaser"), intends to acquire up to ______________ shares of the Common Stock (the "Shares") of ClickAction Inc. (the "Company") from the Company pursuant to the exercise of a certain Warrant to purchase Shares held by Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

      Purchaser is acquiring the Shares for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Shares in violation of the 1933 Act or the General
Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law; Purchaser has been advised that the Shares have not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter;

     Purchaser has been informed that under the 1933 Act, the Shares must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Shares;

      The Company may refuse to permit Purchaser to sell, transfer or dispose of the Shares (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required;

      Purchaser has invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the 1933 Act.

           Purchaser also understands and agrees that there will be placed on the certificate(s) for the Shares, or any substitutions therefor, legends stating in substance:

           "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and may not be sold, offered for sale or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or an exemption from the registration requirements of such Act and applicable laws is available with respect thereto."

Any legend required pursuant to applicable state securities laws.

Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Shares with Purchaser's counsel.

                                             Very truly yours,


                                             -------------------------------

                                 EXHIBIT C
                     INSTRUCTION SHEET FOR PURCHASER
               (to be read in conjunction with the entire
                    Common Stock Purchase Agreement)

A.     Complete the following items in the Common Stock Purchase Agreement:

       1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

       2.     Exhibit C-1 - Stock Certificate Questionnaire:
              Provide the information requested by the Stock Certificate Questionnaire;

       3.     Exhibit C-2 - Registration Statement Questionnaire:
              Provide the information requested by the Registration Statement Questionnaire.

       4.     Exhibit C-3 - Purchaser Certificate:
              Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

       5. Return the signed Purchase Agreement including the properly completed Exhibit C to:

                     Orrick, Herrington & Sutcliffe LLP
                     Attn:  John Cook
                     400 Capitol Mall, Suite 3000
                     Sacramento, CA  95814
                     Telephone:  (916) 329-7922

B. Instructions regarding the transfer of funds for the purchase of Shares will be provided by facsimile to the Purchaser by the Company at a later date.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

              (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

             (ii) must send a letter in the form of Exhibit D to the Company so that the Shares may be properly transferred.

                               EXHIBIT C-1
                            CLICKACTION INC.
                   STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4.3 of the Agreement, please provide us with the following information:


1.  The exact name that the Shares
    are to be registered in
    (this is the name that
    will appear on the stock
    certificate(s)).
    You may use a nominee name if
    appropriate:                              ----------------------------------

2.  The relationship between the
    Purchaser of the Shares and the
    Registered Holder
    listed in response to item 1 above:       ----------------------------------

3.  The mailing address of the
    Registered Holder listed in
    response to item 1 above:                 ----------------------------------


4.  The Tax Identification
    Number of the Registered Holder
    listed in response to
    item 1 above:                             ----------------------------------

                                EXHIBIT C-2
                              CLICKACTION INC.

                   REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

     1. Please state your organization's name exactly as it should appear in the Registration Statement:

     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company?

            ____Yes               ____ No

If yes, please indicate the nature of any such relationships below:

   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________

                                EXHIBIT C-3
                             CLICKACTION INC.
                   CERTIFICATE FOR INDIVIDUAL PURCHASERS


      If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                CERTIFICATE

   I certify that the representations and responses below are true and accurate:

   In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.
    ____   (1)   A natural person whose net worth, either individually or
jointly with such person's spouse exceeds $1,000,000;

    ____   (2)   A natural person who had an income in excess of $200,000, or joint income with that person's spouse in excess of $300,000 in 1998 and 1999, and reasonably expects to have individual income reaching the same level in 2000;\

    ____   (3)   An executive officer or director of the Company.

    My principal residence is in the state of_____________________________

Dated:      , 2000



              Name(s) of Purchaser

             ____________________________
             Signature


             ____________________________
             Signature

                                  EXHIBIT C-3

                               CLICKACTION INC.

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION AND JOINT PURCHASERS

     If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.


                                  CERTIFICATE


     The undersigned certifies that the representations and responses below are true and accurate:

     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Common Stock Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.
     (b)    Indicate the form of entity of the undersigned:

            ______    Limited Partnership
            ______    General Partnership
            ______    Corporation
            ______    Revocable Trust (identify each grantor and indicate under
                      what circumstances the trust is revocable by the grantor):

                      _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________
                      (Continue on a separate piece of paper, if necessary.)

            ______ Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

                      _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________
                      (Continue on a separate piece of paper, if necessary.)

            ______   Other form of organization (indicate form of organization):

   (c)   Indicate the date the undersigned entity was formed:

   (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

           _____1.   A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

           _____2.   A broker or dealer registered pursuant to Section 15 of the
           Securities Exchange Act of 1934;

           _____3.   An insurance company as defined in Section 2(13) of the
           securities Act;

           _____4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

           _____5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

           _____6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

           _____7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          ______8.    A private business development company as defined in
                      Section 202(a)(22) of the Investment Advisers Act of 1940;

          ______9. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

          ______10.   A trust, with total assets in excess of $5,000,000, not
                      formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

          ______11.   An entity in which all of the equity owners qualify under
                      any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:


          _____________________________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________
          (Continue on a separate piece of paper, if necessary.)

     (e) The state of incorporation or formation of the investor___________ is and the investor's principal office is located in the state of
             _______________________.

Dated:_________, 2000

______________________
Name of investor


_________________________________
Signature and title of authorized
officer, partner or trustee

                                EXHIBIT D
                 PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:    Sharon Chiu
       ClickAction Inc.
       2197 East Bayshore Road
       Palo Alto, CA  94303-3219

       The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that _______________________ was the Purchaser of the shares evidenced by the attached certificate, and as such,

proposes to transfer such shares on or about _____________________, 200__ either

(check the applicable box):

[ ] (i) in accordance with the registration statement, file number 333-________________ in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or:

[ ]   (ii) in accordance with Rule 144 under the Securities Act of 1933
      ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

         Name of Purchaser: ____________________________

         Name of Individual
         representing Purchaser
         (if an Institution):___________________________

         Title of Individual
         representing Purchaser
         (if an Institution):___________________________

Signature by:

         Purchaser or
         Individual representing
         Purchaser:_____________________________________

                                                                EXHIBIT 23.1

                   CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
ClickAction Inc.


     We consent to incorporation herein by reference of our report dated February 11, 2000, relating to the consolidated balance sheets of ClickAction Inc., as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-KSB of ClickAction Inc.

/s/ KPMG LLP



Mountain View, California
September 5, 2000